EXHIBIT 10.1

                      PURCHASE OF ASSETS AND SALE AGREEMENT

                                BETWEEN AND AMONG

                   BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC..

                                       AND

                               NEULOGIC MEDIA, LLC



                                   DATED AS OF

                                October 31, 2005

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                      PURCHASE OF ASSETS AND SALE AGREEMENT

            This PURCHASE OF ASSETS AND SALE AGREEMENT (this "Agreement") has been made and entered into as of the 31st day of October, 2005 between and among BrightStar Information Technology Group, Inc., a Delaware corporation ("Buyer"), and Neulogic Media LLC, an Ohio limited liability company with offices at 4653 Trueman Blvd., Hilliard, Ohio 43026 ("Seller" or the "Company").

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, the Company is engaged in the business of providing e-communication solutions and content management systems to clients in the not-for-profit sector (such business as conducted by the Company being hereinafter referred to as the "Business"); and

            WHEREAS, Buyer desires to purchase, and Seller desires to sell, all of the assets and business of Seller as a going to concern, free and clear of all liens, pledges, options, claims, charges, restrictions, security interests, equities or encumbrances of any kind, on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing premises, and the representations, warranties and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller (sometimes referred to herein collectively as, the "Parties" and individually as, a "Party") hereby agree as follows:

                                    ARTICLE 1

                      PURCHASE AND SALE OF ASSETS; CLOSING

      1.1 Purchase and Sale. Subject to the terms and conditions herein contained and on the basis of the representations, warranties and covenants set forth herein, on the Closing Date (as defined in Section 1.4 hereof), the Seller shall sell, assign, deliver and set over unto Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest in and to all of the assets, property, goodwill and business of every kind, nature and description, real, personal or mixed, tangible or intangible, wherever situated, including, without limitation, all of the intellectual property listed on Schedule 2.14 hereto, constituting or held or used or useful in connection with the Business (collectively, the "Assets"), free and clear of any and all liens, pledges, options, claims, charges, restrictions, security interests, equities or encumbrances of any kind whatsoever.

      1.2 Purchase Price. The purchase price to be paid to Seller for the Assets shall consist of: (i) $1,800,000, payable to Seller by wire transfer of immediately available funds in accordance with the schedule set forth in Section
1.3 below (the "Cash Portion") and 139,000,000 shares of common stock, par value $.001 per share, of Buyer ("Common Stock"), constituting twenty percent (20%) of the total number of shares of Common Stock outstanding on a fully diluted basis.


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      1.3 Payment of Cash Portion of Purchase  Price.  Buyer shall pay to Seller the Cash Portion of the Purchase Price in accordance with the following schedule:

                  (a) $200,000 as a non-refundable down payment, which amount has been paid to and received by Seller prior to the date of this Agreement; and

                  (b)  $1,600,000  at the  Closing  (as  defined in Section  1.4 below).

                  (c) 139,000,000 number of shares or 20% (twenty percent) of the Common stock position of the Buyer at the time of the Escrow Release Date.

      1.4 Closing. The closing of the transactions contemplated hereby (the Closing") will take place on such date on or prior to December 31, 2005 and at such time and place as the Parties shall mutually agree.

      1.5 Seller's Deliveries. At or prior to the Closing or as mutually agreed among the parties, Seller shall deliver or cause to be delivered to Buyer:

                  (a) Possession of all of tangible property included in the Assets;

                  (b) all such executed assignments, consents, conveyances, deeds, waivers and other documents and instruments of transfer as shall, in the opinion of Buyer and its counsel, be necessary or appropriate to vest in Buyer good title to all of the Assets, free and clear of all liens, encumbrances and claims of third parties;

                  (c) all consents, approvals and notifications required to be obtained by Seller, as set forth on Schedule 2.27;

                  (d) one copy of the resolutions adopted by the Board of Managers of the Company authorizing the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby, certified by the Secretary of the Company; and

                  (e) certificates of good standing for the Company issued by the Secretary of State of Ohio and by the Secretary of State (or equivalent authority) in each state in which the Company has an office.

      1.6 Buyer's Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

                  (a) one copy of the resolutions adopted by the Board of Directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby, certified by the Secretary of Buyer;

                  (b) $1,600,000 cash; and

                  (c) one or more certificates evidencing an aggregate of 139,000,000 shares of Common Stock, in the name of Seller.


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      1.7  Employment  Agreements.  Following  the  Closing,  the Parties  shall negotiate in good faith separately executed Employment Agreements to be entered into by Buyer and each of David Brownstein, Marsh Williams and Martin Vian (the "Employment Agreements"). Each of the Employment Agreements will contain, among other things (i) provision for an initial salary of $110,000 which will be reviewed annually; (ii) provision for reimbursement of authorized expenses;
(iii) a benefits package; and (iv) mutually agreeable non-compete clauses.

                                    ARTICLE 2
                   REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller hereby represents and warrants to Buyer as of the date hereof (the "Execution Date") and as of the Closing as follows:

      2.1 Company Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has all corporate power and authority necessary to engage in the conduct of the Business as presently conducted by it.

      2.2 Seller's Authorization. Seller has all power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Assuming due execution and delivery by Buyer, this Agreement shall constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, acts of government, governmental or regulatory agency, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      2.3 Subsidiaries. The Company has no subsidiaries and the Company is not a partner of any partnership or a member of any limited liability company or joint venture.

      2.4 Organizational Instruments of Company. The Company has delivered or caused to be delivered to Buyer true, correct and complete copies of the Operating Agreement of the Company, as amended to date (the "Operating Agreement"). The Company is not in violation of any provision of the Operating Agreement. There are no agreements or commitments which obligate or require Seller or the Company to amend or authorize an amendment of the Operating Agreement.

      2.5 Membership Interests. The outstanding membership interests of the Company ("Membership Interests") consist of an aggregate of 30,000 Membership Interests, all of which are owned of record by the Company's three principals, Messrs. Brownstein, Williams and Vian in equal amounts. All of the outstanding Membership Interests have been duly and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which the Company is a party or otherwise bound which provide for the acquisition, disposition or issuance of any Membership Interests. There is no personal liability, and there are no preemptive or similar rights, attached to the Membership Interests.


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      2.6 No Breach. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder and the consummation of the transactions contemplated hereby by Seller will not (i) constitute a default under, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the properties owned, leased or used by the Company pursuant to any mortgage, indenture, franchise, license, permit, deed of trust, guaranty, note, agreement, lease or other instrument to which the Company is a party or by or to which any of its properties or assets is bound or subject; (ii) result in a violation of or conflict with any law, ordinance, rule or regulation or any order, writ, judgment, stipulation, award, edict or decree of any court of competent jurisdiction or any governmental or quasi-governmental or regulatory agency, authority or instrumentality of competent jurisdiction applicable to Seller or any of the Assets, which default, breach, cancellation, termination, acceleration, creation, violation or conflict, singly or in the aggregate, would have a material adverse effect on the ability of Seller to perform this Agreement or on the ability of the Company to conduct the Business as presently conducted by it or on the ownership, leasing or use by the Company of any of the Assets; or (iii) conflict with, result in a violation of or constitute a default under the Operating Agreement of the Company.

      2.7 Financial Statements. The Seller has heretofore delivered to the Buyer a true, correct and complete copy of the Company's (i) unaudited financial statements as of December 31, 2004 (the "Annual Statements"), and (ii) the unaudited financial statements of the Company for the period commencing on January 1, 2005 and ending September 30, 2005 (the "Interim Statements" and, together with the Annual Statements, the "Financial Statements") . All of the Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial position of the Company as of the dates thereof and its results of operations for the periods indicated, except that the Interim Statements are subject to normal recurring adjustments which might be required as a result of a year-end audit. The books and records of the Company are in all material respects complete and correct, have been maintained in accordance with good business practices and Rule 17a3 promulgated by the SEC under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and accurately reflect the basis for the financial condition of the Company as set forth in the Financial Statements.

      2.8 Tax Matters. All Federal, state, local and foreign income, sales, use, property, franchise, privilege, employment (including, without limitation, social security) and other taxes, tax returns, reports, estimates and information statements required to be paid or filed by, or with respect to, the Company have been paid or timely filed for all years and periods for which such payments, returns, reports, estimates and information statements were due (taking into account all filing date extensions), all taxes shown thereon to be payable have been paid, there are no outstanding waivers or extensions of statutes of limitation with respect to any taxes required to be shown on any tax return and there are no material misstatements contained in any such return, report, estimate or information statement. The Company has not incurred any liability with respect to any Federal, state, local or foreign tax, except in the ordinary course of the Business. There are no presently pending or threatened audits or assessments by any Federal, state, local or foreign taxing authority involving issues which pertain to the Company or any of the properties owned by the Company.

      2.9 Real Property Schedule 2.9 attached hereto contains a complete and accurate list of all real property leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by the Company. The Company does not own any real property.


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      2.10  Owned Personal Property.

                  (a) All of the tangible personal property and assets (including, without limitation, leasehold improvements, furnishings, furniture, office equipment, vehicles, inventories, machinery, equipment, structures and movable fixtures) that are, individually or in the aggregate, material to the conduct of the Business as presently conducted by the Company and which are owned by the Company, are reflected in the Financial Statements. All of such personal property is in good condition and is suitable for the purposes for which it is used. All items of inventory are in merchantable condition, of first quality and in conformance to the specifications for such products, saleable or usable in the ordinary course of the Business for the purposes for which intended. Without limiting the foregoing, the inventories do not include any obsolete or defective materials or excess stock items or any item that was at any prior time written off or written down by the Company. There are no assets or properties necessary for or used in the conduct of the Business which are not owned or leased by, or licensed to, the Company.

      2.11 Title to Owned Properties. The Company is the sole and exclusive owner of, and has good and marketable title to, all of the properties and assets owned by it and used in the Business, free and clear of all liens, claims, pledges, charges, security interests and other encumbrances.

      2.12 Absence of Changes. Since September 30, 2005, there has not been with respect to the Company:

                  (a) any change in the conduct of the Business or any change in practices, operations or policies with respect to (i) the method of selling services, (ii) the standard commissions, mark-ups or terms and conditions of sale of services (including standard terms regarding discounts and commissions, but excluding price changes), (iii) the method for accounting for sale of services or commissions, (iv) the compensation of employees, (v) the policy regarding maintenance of inventory levels or (vi) the conduct of accounts receivable collection and accounts payable payment activities of the Business;

                  (b) any change which has affected, or may reasonably be expected to affect, the Business Conditions of the Company from that shown in the Financial Statements (other than changes relating to the economy in general or the Company's industry in general and not specifically relating to the Company, as to which no representation is made herein);

                  (c) other than in the ordinary course of business, any change in any of the properties, assets, licenses, permits or franchises of the Company or any change in the methods of accounting or accounting practice or manner of conducting the Business which has, or may reasonably be expected to have, a material adverse effect on the Business Conditions of the Company;

                  (d) any damage, destruction or loss (whether or not covered by insurance) with respect to the property of the Company;

                  (e) other than in the ordinary course of business, any amendment, modification or termination of any existing, or adoption, approval, execution or delivery of any new contract, agreement, plan, lease, license, permit or franchise;


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                  (f)  other  than in the  ordinary  course of  business  (which includes but is not limited to financial advisory services), any acquisition or disposition by the Company of any material asset or property;

                  (g) any direct or indirect redemption, purchase or other acquisition of any Membership Interests of the Company or any declaration, setting aside or payment of any dividend or other distribution on or with respect to, or any split, combination or similar change in, Membership Interests of the Company;

                  (h) any incurrence, assumption or guarantee of any indebtedness or obligation relating to any lending or borrowing of money or any other liability, except current liabilities and commitments incurred in the ordinary course of business;

                  (i) any payment of any obligation or liability other than current liabilities in the ordinary course of business;

                  (j) any notification or indication to Seller or the Company that a material customer of the Company intends to discontinue or reduce its relationship with the Company;

                  (k) any waiver or compromise of any right of material value;

                  (l) any receipt of any notice of termination of any contract, policy, lease, franchise, permit, governmental consent, regulatory approvals, grant or authorization, license or other agreement, or of any breach or event of default with respect to any of the foregoing, which, individually or in the aggregate, has had, or may reasonably be expected to have, an adverse effect on the Business or the Company; and no such termination is or has been threatened against the Company; or

                  (m) any  agreement  to do any of the things  described in this
Section 2.12.

      2.13 Litigation. Except as set forth on Schedule 2.13, there are no claims, lawsuits, actions, customer complaints, arbitrations or administrative or regulatory or governmental proceedings or regulatory or governmental investigations pending or threatened or contemplated either by or against the Company or against any officer, director, employee or agent of the Company which purport to relate to activities of any such person as an officer, director, employee or agent of the Company. Except as set forth on Schedule 2.13, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, commission, securities exchange, self-regulatory organization or administrative agency, or by arbitration) outstanding against the Company or any of its properties or assets.

      2.14 Intellectual Property. Except as set forth in Schedule 2.14, the Company does not own any copyright, trademark, patent or trade name, or have any license to use any copyright, trademark, patent or trade name, or use any copyright, trademark, patent or trade name in its operations or the Business. Each of the registered trademarks, patents and trade names listed in Schedule
2.14 has been validly issued and is owned by the Company free and clear of all liens, claims and encumbrances; and the Company has the exclusive rights to use all such copyrights, registered trademarks, patents and trade names in the Business and operations. Except as set forth in Schedule 2.14, the Company owns or has rights to use all copyrights, trademarks, trade names, know-how, trade secrets and other proprietary rights necessary to conduct its operations and the Business and Seller does not know of any claim, or any basis of any claim, that the Company has infringed any copyright, trademark, trade name, know-how, trade secret or other proprietary right of any other person. Seller knows of no potential claim of infringement of any copyright, trademark, trade name, know-how, trade secret or other proprietary right of any other person that has not been asserted but that, if asserted, would adversely affect the Business or the Company.


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      2.15 Compliance with Laws; Licenses,  Approvals and Other  Authorizations.
Schedule 2.15 lists all permits, licenses and other similar authority necessary or appropriate for the conduct of the Business of the Company. The conduct of the Business of the Company complies in all material respects with all applicable laws, ordinances, governmental licenses, permits, regulations, orders and other authorizations (including, without limitation, those issued by any self-regulatory organization or administrative agency), with which failure to comply would adversely affect the Business Conditions of the Company. The Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any governmental or regulatory authority, securities exchange or self-regulatory organization or any agency having jurisdiction over the Company, its business or operations. Each license, permit, order and other authorization which is material to the Business Conditions of the Company has been duly obtained and is in full force and effect.

      2.16 Undisclosed Liabilities. To the best of its knowledge, the Company has no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, except and to the extent disclosed in Schedule 2.16 hereto. Except as set forth in any Schedule attached hereto, nothing has come to the attention of the Company which would cause it to believe that there exists any circumstances, conditions, events or arrangements which are likely to hereafter give rise to any such obligations or liabilities.

      2.17  Material Contracts and Other Data.  Schedule 2.17 is a correct
            ---------------------------------
and complete list setting forth:

                  (a) all material licenses, clearing agreements and leases of items of personal property with an individual fair market value in excess of $2,000, exclusive of leasehold improvements, permits, franchises, concessions and the like to which the Company is a party;

                  (b) all existing contracts to which the Company is a party, except (i) agreements with respect to securities transactions or engagement letters of the Company in the ordinary course of the Business, (ii) other agreements entered into in the ordinary course of the Business and involving the payment by or to the Company of less than $1,000 with respect to any one contract and (iii) contracts which are terminable by the Company upon not more than 90 days' notice and with a termination penalty, if any, not exceeding $1,000, but in any event including all contracts to which Company or any of its affiliates is also a party; and

                  (c) all outstanding loans and debt instruments where the Company is the debtor, a surety or a guarantor.

      2.18  Pension and Other Employee Plans; Employees.

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                  (a) Other than as set forth on Schedule  2.18, the Company has not maintained any employee benefit plans as defined in Section 2(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and has no profit sharing, bonus, stock purchase, stock option, severance or any other employee benefit plan agreements, programs or arrangements, whether maintained for current employees, former employees or retirees (the "Plans"), except individual arrangements by the Company with employees relating to their employment . All of the benefit plans listed on Schedule 2.18 are fully-funded and the Company has no actual or contingent liabilities with respect thereto; and neither this Agreement nor the consummation of the transactions contemplated hereby will result in any withdrawal or other liability owed by the Company or Buyer with respect to any such benefit plan.

                  (b) There is no bonus, deferred compensation or commission arrangement, or any employment agreement, with any of the Company's employees. All of the Company's employees are employed at will.

      2.19  Environmental  Matters.  The  Company  has  complied  with and is in compliance with all Federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to it or any of its properties, assets, operations or businesses, relating to environmental protection, including, without limitation, standards relating to air, water, land and the generation, storage, transportation, treatment or disposal of solid wastes and hazardous wastes. The Company has obtained and adhered to all permits and other approvals necessary to store, dispose of and otherwise handle hazardous wastes and has reported, to the extent required by federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees, all past and present sites owned or operated by the Company where hazardous wastes have been treated, stored or disposed of. The Company has made a diligent search and knows of no location on any of the property now or previously owned or used by it where hazardous wastes or other harmful substances may have entered or are likely to enter into the soil or groundwater. The Company has made a diligent search and knows of no on-site or off-site location to which it has transported hazardous wastes or arranged for the transportation of hazardous wastes, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company or Buyers for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      2.20 Insurance. Schedule 2.20 hereto lists all of the insurance policies which cover employees, properties, products or operations (including, without limitation, fire, public liability, worker's compensation and vehicular insurance policies) and which are owned by the Company or under which the Company is an insured or beneficiary or loss payee. Except as set forth in
Schedule 2.20, (i) there are no disputes with, or reservations of rights by, insurers or underwriters under any such policies with respect to any pending suit, action or proceeding or asserted or unasserted claim to which such policies relate; (ii) all premiums due for such policies have been paid and no such policy is subject to retroactive premium adjustment; (iii) there are no defaults by the Company or, to the knowledge of Seller, by any insurer or underwriter under any such policy; (iv) no misrepresentation has been made in any application which would result in termination of any such policy or result in a refusal to pay claims thereunder; and (v) no notice has been received of cancellation or non-renewal relating to such policies.

      2.21 Banks; Proxies. Schedule 2.21 hereto sets forth (i) the name of each bank at which the Company maintains an account, safe deposit box, lock box or vault; (ii) the name of each individual authorized by the Company to effect transactions with respect to such account, safe deposit box, lock box or vault; and (iii) all outstanding proxies, powers of attorney and other similar instruments delivered to act on behalf of the Company other than proxies, powers of attorney and other similar instruments delivered in the ordinary course of the Business.


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      2.22  Customers  and  Suppliers.  There has not been and  Seller  does not recognize a basis on which one should reasonably anticipate, by reason of the transactions contemplated by this Agreement or otherwise, any material adverse change in relations between the Company and any of its present customers and/or suppliers.

      2.23 No Violation of Law. The Company is not engaging in any activity or omitting to take any action as a result of which it is in violation of any law, rule, regulation, ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Company.

      2.24 Labor Matters. The Company is not a party to any representation or collective bargaining agreement with any employees of the Company. Seller has no reason to believe that there are pending or threatened any representation campaigns, collective bargaining elections or other organizing efforts with respect to any employees of the Company.

      2.25 Full Disclosure. To the best of Seller's knowledge, neither this Agreement nor any agreement, document, instrument, certificate or statement made or furnished to Buyer in connection with this Agreement and the transactions contemplated hereby contains any untrue statement of a material fact or omits the statement of a material fact required to be stated in order to make the statements contained herein and therein not misleading in light of the circumstances in which they are or were made.

      2.26 Consents. Except as set forth in Schedule 2.27, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, self-regulatory organizations, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by Seller (i) in order for this Agreement to constitute legal, valid and binding obligations of Seller and the Company or to authorize or permit the consummation by Seller of the transactions contemplated hereby or (ii) under or pursuant to any self-regulatory organization, governmental or quasi-governmental permits, licenses, consents, authorizations or approvals held by or issued to Seller (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of this Agreement or the consummation of the transactions contemplated hereby.

      2.27 SEC Filings. All reports required to be filed by the Company with the Securities and Exchange Commission and any other applicable governmental, quasi-governmental or self-regulatory organization, and pursuant to state and foreign securities laws, have been duly and timely filed. All such reports were true, complete and correct as filed, except where the failure to be true, complete and correct as filed would not have an adverse effect on the Business or the Assets.

      2.28 Books and Records. The Company currently maintains all necessary books and records pertaining to its business and operations as are required to be maintained under the Exchange Act, the rules and regulations promulgated thereunder, the laws and rules and regulations of any state in which the Company is currently doing business.

      2.29 Fees and Assessments. There are no outstanding fees or assessments owed by the Company to any industry or similar self-regulatory organization.

      2.30 State Registrations. To the Seller's knowledge, there has not been, nor is there currently pending or threatened, any inquiry, investigation, administrative proceeding or civil action undertaken or initiated by such states or jurisdictions concerning the Company or any of its officers, directors, registered principals or registered representatives, and the Company has not operated the Business in a manner which would give rise to any of the foregoing.

      2.31 Brokers. No broker, finder or similar agent has been employed by or on behalf of the Seller, and no person or entity which the Seller has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.


                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF BUYER


      Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing as follows:

      3.1 Buyer's Organization and Authorization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and each agreement, instrument and other document contemplated hereby to which it will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and each agreement, instrument and other document contemplated hereby to which it will be a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Buyer have been duly authorized by all necessary corporate actions on the part of Buyer. Assuming due execution and delivery by the Company, this Agreement shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

      3.2 No Breach. The execution and delivery by Buyer of this Agreement and of each agreement, instrument and other document contemplated hereby to which it will be a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Buyer will not (i) conflict with, result in any violation of or constitute a default under the certificate of incorporation or the by-laws of Buyer; (ii) constitute a default under, result in a breach of, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the material properties of Buyer pursuant to any material mortgage, indenture, deed of trust, guaranty, note, agreement, lease or other instrument to which Buyer is a party or by which any of its properties is bound; or (iii) result in a violation of or conflict with any law, ordinance, rule or regulation or any order, writ, judgment, stipulation, award, edict or decree of any court of competent jurisdiction or any governmental or quasi-governmental or regulatory agency, authority or instrumentality of competent jurisdiction applicable to Buyer or any of its properties.

      3.3 Consents. No consent, approval or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, self-regulatory organizations, governmental and quasi-governmental and regulatory agencies, authorities and instrumentalities of competent jurisdiction) by Buyer in order for (i) this Agreement to constitute legal, valid and binding obligations of Buyer or (ii) to authorize or permit the consummation of the transactions contemplated hereby.

      3.4 Brokers. No broker, finder or similar agent has been employed by or on behalf of Buyer, and no person or entity which Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder's fee or any similar compensation in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

      3.5 Information as to the Buyer. Neither this Agreement nor any of the Schedules or Exhibits attached hereto contains any untrue statement of a material fact with respect to the Buyer or omits to state a material fact with respect to the Buyer necessary to make the statements herein or therein not misleading.

      3.6 Buyer stock. Upon the performance by Seller of its obligations hereunder, the shares of Common Stock issued and delivered to Seller at the Closing shall be duly and validly issued, fully paid and nonassessable .

      3.7 Percentage of Buyer Stock. The 139,000,000 shares of Common Stock to be delivered to Seller at the Closing hereunder represents and as of the Closing shall represent approximately twenty percent (20% ) of Buyer's issued and outstanding capital stock on a fully diluted basis, after giving effect to the exercise of all outstanding options to purchase shares of Common Stock and conversion of all outstanding securities convertible into shares of Common Stock.

                                    ARTICLE 4
                              PRE-CLOSING COVENANTS

      4.1 Seller's Covenants. Seller agrees that from the Execution Date until the Closing, it shall:

                  (a) Grant to Buyer and its counsel, accountants and representatives reasonable access during normal business hours to (i) all properties, books, accounts, records, tax returns, contracts and documents of or relating to the Company and the business, finances, assets and properties of the Company and (ii) all employees, agents and consultants with whom the Company has business or other dealings; and to furnish or cause to be furnished to Buyer or its counsel all data and information concerning the business, assets, finances and properties of the Company as may be reasonably requested;

                  (b) carry on the Business diligently, in the ordinary course consistent with past practices, and in substantially the same manner as it previously had been carried out, and not to make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that vary materially from those methods used by the Company as of the date of this Agreement;

                  (c) use its best efforts (i) to preserve its business organization intact and (ii) to preserve its present relationships with suppliers, regulators, customers and others having business relationships with the Company;

                  (d) not amend its Operating Agreement; issue any Membership Interests; issue or create any warrants, obligations, subscriptions, options or other commitments under which any additional Membership Interests might be directly or indirectly authorized, issued or transferred from the Company; or agree to do any of the foregoing acts;

                  (e) use its best efforts to continue to carry its existing or comparable insurance;

                  (f) except in the ordinary course of business and consistent with past practice, not grant or agree to grant any increase in salaries, bonus or other compensation payable or to become payable by it to any officer, employee or representative; increase or create benefits payable to any officer, employee or representative under any bonus or pension plan, employee benefit plan or other contract or commitment; or modify any collective bargaining agreement to which it is a party or by which it is bound;

                  (g) not do or agree to do any of the following acts, other than in the ordinary course of business consistent with past practice, without the consent of Buyer, which consent shall not be unreasonably withheld:

                        (i) enter into any contract, commitment or transaction; however, any transaction which is under engagement by the Company as of the Execution Date will remain for the benefit of the principals of the Seller only.

                        (ii) except for a co-location lease with Time
Warner, make any capital expenditures in excess of $5,000 individually or $10,000 in the aggregate, or enter into any lease of capital equipment or property under which the annual lease charge is in excess of $5,000;

                        (iii) sell, transfer, encumber, retire, abandon or dispose of any property of the Company;

                        (iv) pay any obligation or liability, fixed or contingent, other than current liabilities and obligations disclosed in this Agreement or the Schedules hereto;

                        (v) except for credits to Baton Rouge and Greater New Orleans, waive or compromise any right or claim;

                        (vi) cancel, without full payment, any note, loan or other obligation owed to the Company;

                        (vii) discharge or satisfy any security interest, lien or encumbrance;

                        (viii) mortgage, pledge or subject to lien, charge or encumbrance any of the Company's assets;

                        (ix) make any loans to any person or entity;

                        (x) incur any indebtedness for borrowed money to any person or entity except for trade payables incurred in the ordinary course of business;

                        (xi) settle or compromise any of the actions, suits or proceedings described in response to Section 2.13;

                        (xii) take any action or omit to take any action which could cause a material breach or violation of (in and of itself, with the giving of notice, passage of time or both) any contract, agreement, commitment or obligation or any federal, state, foreign, territorial or possessions law, rule, regulation, order or notice; or

                        (xiii) fail to pay its payables in the ordinary course of business consistent with past practice;

                  (h) not to declare, set aside or pay any money or make any distribution with respect to its Membership Interests, directly or indirectly purchase, redeem or otherwise acquire any Membership Interests, enter into any agreement obligating it to do any of the foregoing acts or cause the Company to borrow any funds;

                  (i) not to modify, amend, cancel or terminate any of its existing contracts or agreements, or agree to do any of the foregoing acts, except in the ordinary course of business;

                  (j) to refrain from entering into any agreement, committing to take any action or taking any action which would, if taken at or before the Closing, make any of the representations or warranties of Seller contained in this Agreement untrue or incorrect as of the Closing or prevent Seller from performing or cause Seller not to perform its covenants hereunder;

                  (k) not to apply to transfer or otherwise attempt to transfer, assign or otherwise dispose of, or take any action which might reasonably be expected to jeopardize its rights to possess or enjoy, any license or other rights granted to the Company by any industry or similar self-regulatory organization or any governmental agency or authority;

                  (l) to continue to file all regulatory reports, audits, notifications and other documents required by applicable laws, rules, regulations, orders and notices; to continue in full force and effect all licenses, leases, policies, rights and authorizations necessary or appropriate to operate the Company; and to comply with all laws, rules, regulations, orders and notices applicable to the Company or the Business;

      4.2 Buyer's Covenants. From the Execution Date hereof until the Closing, Buyer shall refrain from entering into any agreement, committing to take any action or taking any action which would, if taken at or before the Closing, make any of the representations or warranties of Buyer contained in this Agreement untrue or incorrect as of the Closing or prevent Buyer from performing or cause Buyer not to perform its covenants hereunder.

      4.3 Authorization and Approvals. As soon as practicable following the execution of this Agreement, Seller shall diligently and in good faith prepare and process all applications and filings required for the transfer or reissuance of any and all licenses of the Company to Buyer.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

      5.1 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are subject to the satisfaction (unless waived by Buyer in writing), at or before the Closing, of the following conditions:

                  (a) All representations and warranties by Seller as contained in this Agreement or in any written statement delivered by Seller under this Agreement shall be true at and as of the Closing as if such representations and warranties were made at and as of the Closing;

                  (b) Seller shall have performed all of its obligations, satisfied all conditions and complied with all of its covenants and agreements hereunder at or prior to the Closing

                  (c)  All  final  consents,  approvals,  authorizations  of  or notices to or filings with applicable self-regulatory organizations, governmental authorities and other third parties necessary or appropriate for the transfer of ownership of the Assets and the Business and the consummation of the transactions contemplated by this Agreement shall have been obtained without conditions that would impose an unreasonable burden on Buyer.

                  (d) During the period from the Execution Date to the Closing, there shall not have occurred any material adverse change in the Business, Assets or results of operations or financial condition of the Company; and

                  (e) No action,  complaint,  notification  or proceeding  shall have been received, instituted or threatened in writing challenging or seeking to enjoin or restrict the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, or challenging or questioning the compliance of the Company with any law, rule, regulation or notice.

      5.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction (unless waived by Seller in writing), at or before the Escrow Release Date, of the following conditions:

                  (a) All representations and warranties by Buyer as contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true at and as of the Closing as if such representations and warranties were made at and as of the Closing;

                  (b) Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions, that it is required by this Agreement to perform, comply with or satisfy, before or at the Closing;

                  (c)  All  final  consents,  approvals,  authorizations  of  or notices to or filings with applicable self-regulatory organizations, governmental authorities and other third parties necessary or appropriate for the transfer of ownership of the Assets and Business to Buyer and the consummation of the transactions contemplated by this Agreement shall have been obtained without conditions that would impose an unreasonable burden on Seller; and

                  (d) No action, complaint, notification or proceeding shall have been received, instituted or threatened in writing challenging or seeking to enjoin or restrict the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE 6
               POST-CLOSING COVENANTS AND ADDITIONAL AGREEMENTS

            6.1  Transactional Taxes and Costs.

                  (a) Seller shall be responsible for all transfer, conveyance, excise, stamp, documentary or other similar taxes and other governmental taxes, duties, charges, fees, imposts and assessments, and all interest and penalties thereon, imposed at any time by any taxing authority with respect to this Agreement, the transfer, assignment, conveyance or delivery of the Membership Interests or the consummation of the transactions contemplated hereby (the "Transactional Taxes"). If Buyer shall be required to pay any of the Transactional Taxes, Seller shall promptly reimburse Buyer therefor.

                  (b) Buyer shall be responsible for all filing fees, notarial fees and other similar fees and costs arising out of this Agreement, the transfer, assignment, conveyance or delivery of the Assets or the consummation of the transactions contemplated hereby other than the Transactional Taxes (the "Transactional Costs"). Buyer shall promptly pay and discharge all of the Transactional Costs. If Seller shall be required to pay any of the Transactional Costs, Buyer shall promptly reimburse Seller therefor.

      6.2 Further Assurances. At any time and from time to time after the Closing, the Parties shall execute, deliver, acknowledge and file all such further documents and instruments of transfer, assignment or conveyance, and do all such further acts and things, as may be reasonably required in order to consummate the transactions contemplated hereby and to vest in Buyer good title, free and clear of all liens, encumbrances and claims by third parties, in and to all of the Assets and the Business.

      6.3   Business Records.

                  (a) Except as otherwise provided in Section 6.3(b), from and after the Closing Seller shall promptly deliver or make available to Buyer all books, records and files which pertain to the Business or the Company or any of the Assets and which are possessed by Seller or any of its members, employees, agents or representatives (collectively, the "Business Records").

                  (b) Except as otherwise provided in Section 6.2 hereof, or as required by applicable law, rule or regulation, nothing contained herein shall obligate or require Seller to deliver to Buyer any Business Records which pertain to the evaluation or negotiation of this Agreement or the transactions contemplated hereby.

      6.4   Access by Seller.

                  (a) At any time and from time to time from and after the Closing, and upon reasonable request by Seller, Buyer shall provide full access to Seller and its members and representatives, at no charge and during normal business hours, to the facilities and the books, records, files, papers, data and information relating to the Business, the Assets or the operations of the Business prior to the Closing.

                  (b) At any time  and from  time to time  from  and  after  the
Closing, and upon reasonable request by Buyer, Seller and its members or representatives shall be available to Buyer and its counsel in connection with the prosecution or defense of any claim, suit, action, proceeding or investigation relating to or arising from the Assets or the Business, at no charge.

      6.5 Preservation of Records. From and after the Closing, each of Buyer and Seller shall preserve and maintain all books, records, files, papers, data and information in its possession relating to the Assets or the Business for such period as may be required by any law, ordinance, rule, regulation or any order, writ, judgment, stipulation, edict, award or decree or in connection with any pending or threatened claim, suit, action, proceeding or investigation (including, without limitation, tax examinations and audits).

      6.6 Standstill. Until the earlier of (i) the Closing or (ii) December 31, 2005, neither Seller nor any of its affiliates, members, officers, directors, employees, representatives, agents or advisers (collectively, the "Seller Representatives") shall, directly or indirectly, solicit, initiate or participate in discussions with, provide any information or assistance to (including, but not limited to, affording access to the Business, Assets or books and records of the Company) or enter into any agreement with any person concerning any transaction that would result, directly or indirectly, in the transfer to such person (or to any third party), of ownership or control of, or create or result in the creation of any right of or claim by such person (or any third party), to the Company or any part of the Business or the Assets.

      6.7   Accounts Receivable and Liabilities.

                  (a) Buyer shall cause all payments on accounts receivable and other rights to payment relating to the Business ("Accounts Receivable") which were payable to the Company prior to the Closing and delivered to Buyer after the Closing to be endorsed and forwarded to Seller as soon as practicable after receipt.

                  (b) Seller shall pay all claims, liabilities, losses, expenses, fines, penalties and damages of any kind or nature whatsoever (collectively, "Liabilities") which were incurred by the Company prior to the Closing and presented to Buyer, Seller or the Company for payment before or after the date hereof. Seller shall indemnify and hold Buyer harmless from and against any and all damages, claims, losses, liabilities and expenses (including, without limitation, reasonable legal fees, accounting and other expenses) asserted against or incurred or sustained by Buyer or the Business relating to Liabilities pursuant to the procedure set forth in Section 7.4 hereof.

                  (c) There shall be no deduction on account of the Prepaid Fees liability accounts found on Seller's books.

                                 INDEMNIFICATION

      6.8  Survival  of  Representations  of  Seller.  The  representations  and warranties set forth in Article 2 shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby for a period of one year following the Closing. No suit, action or proceeding may be commenced by Buyer with respect to any claim arising out of or relating to such representations and warranties more than one year following the Closing.

      6.9 Indemnification by Seller. Subject to Section 7.1, Seller shall indemnify and hold harmless Buyer and its officers, directors, employees, agents, representatives, consultants, attorneys, successors, transferors and assigns (collectively, the "Buyer's Group") from and against any and all damages, claims, losses, liabilities, fines, penalties and expenses (including, without limitation, reasonable attorneys fees, accounting and other expenses to investigate, defend or mitigate any of the foregoing) asserted against or incurred or sustained by any or all of the Buyer's Group arising out of: (i) any breach of any covenant or agreement of Seller contained in this Agreement; (ii) any breach of any of the warranties or representations set forth in Article 2 hereof; (iii) the operations of the Company prior to the Closing, to the extent such operations involve or result in violations of or noncompliance with any self-regulatory organization's rules and regulations or any foreign, Federal, state or local law, ordinance, regulation or rule relating to the conduct of the Business; (iv) all taxes (including, without limitation, income, payroll, ad valorem real and personal property, gross receipts, sales, use, franchise and stamp taxes) imposed by any Federal, state or local government or other taxing authority in the United States or any foreign government or subdivision or taxing authority thereof, together with any interest or penalties thereon, which arise from or relate to the operations of the Company prior to the Closing (collectively, "Taxes"); (v) the termination by the Company or Buyer, before or after the Execution Date, of any of the Company's employees; and (vi) all other liabilities or obligations of the Company other than liabilities or obligations incurred in connection with the operation of the Business after the Closing.

      6.10  Survival  of  Representations  of  Buyer.  The  representations  and warranties set forth in Article 3 shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby for a period of one year following the Closing. No suit, action or proceeding may be commenced by Seller with respect to any claim arising out of or relating to such representations and warranties more than one year following the Closing.

      6.11  Indemnification Procedure.

                  (a) Upon obtaining knowledge thereof, a person who may be entitled to indemnification hereunder (the "Indemnitee") shall promptly give the Party who may be obligated to provide such indemnification (the "Indemnitor") written notice of any Loss (as defined in Section 7.4(b)) which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"). A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to a Loss. The Indemnitor shall perform its obligations hereunder with respect to a Loss described in a Notice of Claim within 30 days after the Indemnitor shall have received such Notice of Claim; provided, however, that such obligations shall be suspended so long as the Indemnitor is in good faith defending, contesting or otherwise opposing pursuant to Section 7.4(c) a Loss which constitutes a claim, demand, suit, action or proceeding described in Section 7.4(c).

                  (b) As used in this Section 7.4, the term "Loss" shall mean a damage, liability, claim, loss, expense or cost described in Section 6.1(a), 6.1(b), 6.7(b), or 7.2 hereof, or a fee, commission, compensation or payment described in Section 10.1, hereof, as the case may be.

                  (c) With  respect to a Loss which  constitutes  a  third-party claim, demand, suit, action or proceeding and which is the subject of a Notice of Claim, the Indemnitor shall, in good faith and at its own expense, defend, contest or otherwise oppose such claim, demand, suit, action or proceeding with legal counsel selected by it. The Indemnitee shall have the right, but not the obligation, to participate, at its own expense, in the defense, contest or other opposition thereof through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is, in good faith, defending, contesting or otherwise opposing such claim, demand, suit, action or proceeding, the Indemnitee shall (i) at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request; and (ii) not compromise or settle such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor. If the Indemnitor fails to so defend, contest or otherwise oppose such claim, demand, suit, action or proceeding, the Indemnitee shall have the right, but not the obligation, to defend, contest or otherwise oppose, to assert cross-claims or counterclaims with respect to and to compromise and settle such claim, demand, suit, action or proceeding without affecting, impairing or limiting any indemnification to which the Indemnitee is entitled hereunder. If the Indemnitee is entitled to indemnification hereunder with respect to such claim, demand, suit, action or proceeding, the Indemnitor shall also indemnify the Indemnitee for all of the legal fees and expenses reasonably and actually incurred in connection with the defense, contest or other opposition of such claim, demand, suit, action or proceeding pursuant to the immediately preceding sentence.

                  (d) Whether or not a Notice of Claim has been given pursuant to Section 7.4(a), Seller shall have the right, at its own expense, to participate in the defense, contest or other opposition of all of actions, claims, demands, suits or proceedings which involve events occurring or conditions existing prior to the Closing with respect to the Business or the Assets and which, in the sole opinion of Seller, might have an adverse impact on Seller. Seller shall give prompt written notice to Buyer of its election to exercise such right. Without the prior written consent of Seller, Buyer shall not settle or compromise any action, demand, claim, suit or proceeding with respect to which Seller shall have given such a notice. If Seller does not consent to such a settlement or compromise, Seller will assume the defense, contest or other opposition of such action, demand, claim, suit or proceeding for its own account, whereupon Buyer shall be released from any liability with respect to such action, claim, demand, suit or proceeding to the extent that such liability exceeds the liability which Buyer would have had with respect to such a settlement or compromise. Except as otherwise provided in the preceding sentence, neither such right nor the exercise thereof shall be construed to modify, expand or enlarge the obligations or liabilities of Seller hereunder in any respect.

                  (e) Notwithstanding anything to the contrary herein contained, the Parties agree that neither Seller nor Buyer shall have any indemnity obligation under this Article 7 until the Party claiming indemnification hereunder has suffered aggregate Losses by reason of the other Party's breaches of this Agreement in excess of $10,000, at which point Seller or Buyer (as the case may be) will be obligated to indemnify the other Party from and against all such Losses in excess of $10,000; and the Parties further agree that in no event shall the aggregate liability of Seller or Buyer for indemnification claims made pursuant to this Article 7 exceed $1,000,000.

      6.12 Subrogation. Any Indemnitor hereunder shall be subrogated to the rights of the Indemnitee with respect to any claims, suits or demands for which the Indemnitor has indemnified the Indemnitee.

                                    ARTICLE 7
                          PUBLICITY AND CONFIDENTIALITY

      7.1 Publicity. The Parties agree that no publicity, release or announcement concerning the execution and delivery of this Agreement, the provisions hereof or the transactions contemplated hereby shall be issued by either Party without the prior written approval of the form and content of such publicity, release or announcement by the other; provided, however, that no such approval shall be required when such publicity, release or announcement is required by (i) any applicable law, ordinance, rule or regulation; (ii) any applicable rules or regulations of a national or foreign stock exchange; or
(iii) any order, writ, judgment, stipulation, award, edict or decree of any court of competent jurisdiction or any governmental or quasi-governmental or regulatory agency, authority or instrumentality of competent jurisdiction and, provided further, that, prior to issuing any publicity, release or announcement without such prior written approval, the issuing Party shall have given reasonable prior notice to the non-issuing Party of the content, timing, context and other facts relevant to such intended issuance and, if requested by the non-issuing Party, shall have used reasonable efforts at its own expense to obtain a protective order or similar relief for the benefit of such other Party.

      7.2   Confidentiality.

                  (a) All data, reports, records and other information of any kind received by either Party ("Receiving Party") from the other Party or its affiliates, shareholders, members, directors, officers, employees, agents, representatives or consultants (the "Delivering Party") under this Agreement shall be treated by the Receiving Party as confidential (collectively, "Confidential Information"). A Receiving Party shall not use Confidential Information for its own benefit and shall use all reasonable efforts to maintain the confidentiality of Confidential Information (including, without limitation, using all reasonable efforts to prevent disclosure of Confidential Information to or by its shareholders, prospective investors, members, directors, officers, affiliates, employees, agents, representatives and consultants and the use by any of the foregoing of Confidential Information for their own benefit). If a Receiving Party or, to the knowledge of a Receiving Party, any of its shareholders, members, directors, officers, affiliates, employees, agents, representatives or consultants is required to disclose Confidential Information to any court, self-regulatory organization, governmental or quasi-governmental agency, authority or instrumentality, such Receiving Party shall, prior to such disclosure, immediately notify the other Party of such requirement and all particulars related to such requirement; and the other Party shall have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

                  (b) The restrictions set forth in Section 8.2(a) shall not apply to the use or disclosure of Confidential Information: (i) pursuant to any other agreement between the Parties; (ii) by a Party in connection with exercising its rights or performing its duties or obligations under this Agreement or the agreements, instruments and other documents contemplated hereby; (iii) as contemplated by the last two sentences of Section 8.2(a); or
(iv) with respect to Confidential Information which (A) is or becomes generally available to the public through no fault or neglect of a Receiving Party or any of its shareholders, members, directors, officers, affiliates, employees, agents, representatives or consultants, (B) is received in good faith on a non-confidential basis from a third party who discloses such Confidential Information to a Receiving Party without violating any obligations of secrecy or confidentiality or (C) was already in the possession of a Receiving Party at the time of receipt as demonstrated by the prior dated written records of such Receiving Party.

      7.3 Survival. This Article 8 shall survive the termination of this Agreement for any reason and the consummation of the transactions contemplated hereby.

                                    ARTICLE 8
                                     NOTICES

            All notices, demands, requests or other communications (collectively, "notices") required or permitted to be given pursuant to this Agreement shall be given in writing, shall be transmitted by personal delivery; by registered or certified mail, return receipt requested, postage prepaid; or by telegram, telecopier or other electronic means and shall be addressed as follows:

            When Seller is to be notified:

                 Mr. David  Brownstein
                 Neulogic  Media LLC
                 4653  Trueman  Blvd.
                 Suite 110 Hilliard, Ohio 43026
                 Phone (614)  819-0150
                 Fax (614) 819-0149

                 With a copy to:

                 Mr. Patrick Cornelius, Esq.
                 Squires,  Sanders and Dempsey
                 41 South High Street
                 1300 Huntington Center
                 Columbus, OH 43215
                 Phone: 614.365.2700
                 Fax: 614.365.2499

            When Buyer is to be notified:

                 Brightstar Information Technology Group, Inc.
                 6160 Stoneridge Mall Road, Suite 250
                 Pleasanton, CA  94588
                 Attention:  Ian A. Scott-Dunne, Chairman
                 Phone:  925-224-7213
                 Fax:  925-251-0001

                 With a copy to:

                 Gusov Ofsink LLC
                 600 Madison Avenue, 14th Floor
                 New York, NY  10022
                 Attention: Darren Ofsink, Esq.
                 Phone: (212) 371-8008
                 Fax: (212) 688-7273

            A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Parties. Each notice transmitted in the manner described in this Article 9 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery) or the receipt of confirmation (if transmitted by telegram, telecopier or other electronic means) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

                                    ARTICLE 9
                        BROKERAGE FEES; CERTAIN EXPENSES

      9.1 Brokerage Fees. Each Party agrees to indemnify the other Parties for, and shall hold such other Parties harmless from, any claim or liability for any fee, commission, compensation or other payment by any broker, finder, consultant, advisor or similar agent who claims to have been, or who was in fact, engaged by or on behalf of such Party, pursuant to the procedure set forth in Section 7.5 hereof.

      9.2 Certain Expenses. Except as otherwise provided herein and regardless of whether the transactions contemplated hereby are consummated, (i) each Party will pay all expenses incurred by it in connection with the transactions contemplated hereby and (ii) the Company shall pay all expenses incurred by it
(A) on or before the Closing in connection with the transactions contemplated hereby (including, without limitation, the preparation of the Schedules attached hereto and other documents related to the transactions contemplated hereby) and
(B) after the Closing, in connection with its post-Closing obligations hereunder; provided, however, that Buyer will not be obligated to pay any legal fees in connection with such contemplated transactions or post-Closing obligations (all of which will be borne by Seller).

                                   ARTICLE 10
                                  MISCELLANEOUS


      10.1 Governing Law; Forum. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York (without giving effect to the laws, rules or principles of the State of New York regarding conflict of laws). Each Party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in any court in the State of New York. Each Party consents and submits to the non-exclusive personal jurisdiction of any such court with respect to any such proceeding. Each Party consents to service of process upon him, her or it with respect to any such proceeding by registered mail, return receipt requested and by any other means permitted by applicable laws and rules. Each Party waives any objection that he, she or it may now or hereafter have to the laying of venue of any such proceeding in any such court and any claim that he, she or it may now or hereafter have that any such proceeding in any such court has been brought in an inconvenient forum.

      10.2 Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon the Parties and their respective heirs, legal representatives, estates, successors and assigns, as the case may be, and shall inure to the benefit of the Parties and their respective heirs, legal representatives, estates, successors and permitted assigns; provided, however, that no Party may assign any of its rights or delegate any of its duties under this Agreement, by operation of law or otherwise, without the prior written consent of the other Party and any attempted assignment or delegation of this Agreement by a Party without the prior written consent of the other Party shall be null and void and of no force or effect.

      10.3 Entire Agreement. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and cancels and supersedes all previous or contemporaneous contracts, representations, warranties and understandings and agreements, whether oral or written, by or between the Parties with respect to the subject matter hereof. Except for the representations and warranties expressly set forth herein, Buyer disclaims reliance upon (i) any representations, warranties or guarantees (whether express or implied and whether oral or written) by Seller or any of its members, directors, officers, employees, agents or representatives or (ii) any other information with respect to the Business, the Company or its industry provided by or on behalf of them. Notwithstanding the foregoing, each Party agrees that the other Party shall have the right to rely upon the representations, warranties, covenants and agreements of each Party contained in this Agreement. Nothing contained in any document or instrument of conveyance, transfer, assignment or delivery delivered pursuant hereto shall amend, extend, modify, renew or alter in any manner any representation, warranty, covenant, agreement or indemnity contained herein.

      10.4 Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it adds to, amends, cancels, renews, extends or modifies this Agreement and which is executed and delivered on behalf of such Party by an authorized signatory or attorney-in-fact for such Party.

      10.5 Waivers. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of (in the case of a corporation) or attorney-in-fact for such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

      10.6 Headings; Counterparts. The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties.

      10.7 Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the Parties or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

      10.8 Certain References. As used herein, references to a "person" means an individual or an entity, including, without limitation, a corporation, limited liability company, partnership, joint venture, trust, joint-stock company, association, unincorporated organization or group acting in concert. References to the phrases "to the knowledge of Seller", "to Seller's knowledge" and similar phrases shall in all cases herein mean "to the knowledge of Seller after reasonable inquiry".

      10.9 Exclusive Remedy. The sole and exclusive rights, powers and remedies of the Parties, other than such injunctive or other equitable remedies as may be available to a Party, for a breach or default under this Agreement (including, without limitation, a breach of or default under any of the representations, warranties, covenants or agreements contained in this Agreement) shall be recovery under Sections 6.1 and 6.7 and indemnification under Sections 6.1 and
6.7 and Articles 7 and 10 hereof, in each case limited as set forth therein.

                  IN WITNESS WHEREOF, the Parties have executed and delivered or caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

            BUYER:

            BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.


            By:
                ------------------------------------------
                James J. Cahill, Director

            SELLER:
            Neulogic Media, LLC



            By:
                ------------------------------------------
                David Brownstein, President






                               SCHEDULES

                  Schedule 2.9         Leased Real Property

                  Schedule 2.14        Intellectual Property

                  Schedule 2.15        Licenses and Other Authorizations

                  Schedule 2.16        Undisclosed Liabilities

                  Schedule 2.17        Material Contracts and Other Data

                  Schedule 2.20        Insurance

                  Schedule 2.21        Banks; Proxies

                  Schedule 2.27        Consents



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